UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2008

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 2, 2008, Green Mountain Coffee Roasters, Inc. (the “Company”) entered into an agreement to buy property in Knoxville, Tennessee (the “Property”) for a purchase price of $10,500,000.00. The Property consists of an approximately 334,000 square foot facility on approximately thirty-one acres of land. The Company anticipates that the Property will be used as a new plant with packaging lines for K-Cup portion packs installed in the months after closing and then roasting and other packaging lines in the future.

The Company’s agreement to purchase the Property is subject to customary conditions, including: availability of title insurance; zoning of the entire Property for the Company’s intended improvements; obtaining all necessary permits, licenses and approvals; completion of due diligence by the Company in the next forty-five days; receipt of financing acceptable to the Company; and approval by the Company’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Frances. G Rathke
Frances G. Rathke Chief Financial Officer Date: June 4, 2008